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                                                                   Exhibit 10.12

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                   SALARY CONTINUATION AND SEVERANCE AGREEMENT

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1.0  PARTIES AND DATE

     1.1 Parties. The parties to this salary continuation and consulting agreement (this "agreement") are Kitty Hawk, Inc. ("Kitty Hawk"), with its principal place of business located at 1515 W. 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, with a fax number of (972) 456-2449, and James R. Craig ("Craig"), who resides at 6000 Highland Hills Lane, Colleyville, Texas 76034.

     1.2 Date. This agreement is dated and effective November 4, 2002.

2.0  RECITATIONS AND ACKNOWLEDGMENTS

     2.1 Previous Employment. Craig was the Vice President and General Counsel of Kitty Hawk, and a member of its Board of Directors, and voluntarily resigned all of his offices on November 4, 2002. Craig has considerable knowledge and experience related to the business of Kitty Hawk as a result of his prior affiliation with Kitty Hawk as an employee; and Kitty Hawk desires to recognize the valuable and meritorious services performed for Kitty Hawk by Craig during the many years in which he served Kitty Hawk. This agreement supersedes, modifies and restates all previous agreements between Craig and Kitty Hawk.

3.0  TERMS OF SALARY CONTINUATION

     3.1 Compensation. As severance compensation, Kitty Hawk will pay Craig six
(6) months worth of what was Craig's basic annual compensation at time of his resignation, which was $225,000.00. This severance shall be payable in equal semi-monthly installments, the first being payable November 15, 2002, and the last being payable April 30, 2003, it being understood that Kitty Hawk shall have the right to deduct therefrom, if required or deemed advisable, all taxes which may be required to be deducted and withheld under any provision of applicable law (including but not limited to social security payments, federal income tax withholding and any other required deductions).


Salary Continuation and Severance Agreement                               Page 1

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     3.2 Medical Insurance. For a period of six (6) months ending April 30,
2003, Kitty Hawk shall exert reasonable efforts to cause Craig to be covered under Kitty Hawk's medical and hospitalization insurance coverage, at no cost to Craig, and such coverage shall be at least substantially equivalent to the coverage that is was provided to Craig under Kitty Hawk's employee medical plans at the time of his resignation. The insurance described in this paragraph shall be provided only if coverage is permitted by the terms of Kitty Hawk's medical and hospitalization insurance policy as in effect at any applicable time hereunder. If it is determined that Craig is not eligible to be covered by Kitty Hawk's medical and hospitalization insurance policy, Kitty Hawk agrees to pay Craig's COBRA premiums for as long as he otherwise would be entitled to the insurance coverage provided in this P. 3.2.

     3.3 Transitional Obligations and Office Access. Craig agrees to use his reasonable efforts to assist Kitty Hawk in a successful and smooth transition of the oversight of the legal, human resources and security functions of Kitty Hawk to those individuals as designated by Kitty Hawk's Chief Executive Officer. Craig shall be allowed to maintain his office at Kitty Hawk through December 3, 2002, and during such period shall have the same access to Kitty Hawk's systems, information and files that was available to him before his resignation. Thereafter, Craig shall have, with the consent of Kitty Hawk's Chief Executive Officer or such person as he shall designate (which shall not be unreasonably withheld), access to Kitty Hawk's files, documents and other records, regardless of format, that he determines to be reasonably related to (i) Craig's work done on behalf of Kitty Hawk and (ii) the defense of the lawsuit filed against him by
M. Tom Christopher.

     3.4  Proprietary information.

     A. Craig shall diligently safeguard Kitty Hawk's proprietary information and shall surrender to Kitty Hawk or destroy all written or recorded evidence of Kitty Hawk's proprietary information, and shall return any Kitty Hawk property in Craig's possession, once the Christopher litigation has concluded.

     B. Craig shall never disclose, disseminate or utilize Kitty Hawk's proprietary information unless Kitty Hawk's chief executive officer expressly authorizes the disclosure, dissemination or utilization in writing, except to the extent reasonably necessary for his defense of the Christopher litigation, and then only consistently with the applicable rules of procedure governing the litigation and with the Delaware General Corporation Law and Kitty Hawk's certificate of incorporation.

     C. For the purpose of this agreement, the term "proprietary information" shall specifically not include: (a) information that is now in or hereafter enters


Salary Continuation and Severance Agreement                               Page 2

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          the public domain without a breach of this agreement by Craig; (b)
          information Craig knew already prior to the time of his employment by Kitty Hawk; (c) information that is obtained, after the date of Craig's departure from Kitty Hawk, by Craig from any third party that is lawfully in possession of such information, but only if such disclosure of information to Craig does not violate any contractual or legal obligation to Kitty Hawk on the part of such third party or does not breach a confidential relationship of such third party to Kitty Hawk; and (d) information required or requested to be disclosed by court order, subpoena, data request or other legal process or by applicable regulatory authorities; provided, however, that Craig provide Kitty Hawk with prompt written notice of any such request or requirement so that Kitty Hawk may seek a protective order or other appropriate remedy.

     D. The covenants and agreements of Craig set forth in this P. 3.4 are of a continuing nature and shall survive the expiration, termination or cancellation of this agreement regardless of the reason therefor.

     E. Because of the unique nature of the Confidential Information, Craig acknowledges, understands and agrees that Kitty Hawk will suffer immediate and irreparable harm if Craig fails to comply with any of his obligations under this P. 3.4 of this agreement, and that monetary damages will be inadequate to compensate Kitty Hawk for such breach. Accordingly, Craig agrees that Kitty Hawk shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of P. 3.4 without the necessity of proving inadequacy of legal remedies or irreparable harm.

4.0  RELEASES

     A. IN CONSIDERATION OF THE COMPENSATION PROVIDED IN P. 3.1 ABOVE AND OTHER GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, CRAIG HEREBY RELEASES, TO THE GREATEST EXTENT ALLOWABLE BY APPLICABLE LAW, ALL CLAIMS, KNOWN OR UNKNOWN, BASED UPON ACTIONS, INACTIONS OR BREACHES THROUGH NOVEMBER 4, 2002 AGAINST KITTY HAWK, ITS SUBSIDIARIES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, RELATED TO HIS EMPLOYMENT AND HIS RESIGNATION, EXCEPT FOR (I) ANY CLAIM OF WILLFUL BREACH, (II) CLAIMS OF ANY KIND AGAINST M. TOM


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          CHRISTOPHER UPON WHICH CHRISTOPHER IS NOT ACTUALLY INDEMNIFIED BY
          KITTY HAWK AS POST-PETITION CLAIMS, AND (III) THE INDEMNIFICATION OBLIGATIONS FOR COSTS OF DEFENSE THAT MAY ARISE AS A RESULT OF ANY CLAIMS OF ANY KIND ASSERTED BY M. TOM CHRISTOPHER AGAINST CRAIG FOR ACTIONS TAKEN IN CRAIG'S NORMAL COURSE AND SCOPE OF HIS EMPLOYMENT WITH KITTY HAWK. SUBJECT TO THE PRECEDING SENTENCE, THIS FULL, FINAL AND UNCONDITIONAL RELEASE SHALL INCLUDE, BUT IS NOT LIMITED TO, ANY AND ALL CLAIMS AND CAUSES OF ACTION WHATSOEVER, WHETHER FOUNDED ON CONTRACT (EXCEPT FOR THIS AGREEMENT), TORT, STATUTE, REGULATION (FEDERAL, STATE OR LOCAL), COMMON LAW, OR ANY OTHER THEORY OR GROUNDS, INCLUDING BUT NOT LIMITED TO, ANY ADMINSTRATIVE CLAIMS, AND CLAIMS UNDER THE OCCUPATIONAL SAFETY AND HEALTH ACT, THE AMERICANS WITH DISABILITIES ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 AND ANY SUBSEQUENT YEARS (INCLUDING, BUT NOT LIMITED TO, THE CIVIL RIGHTS ACT OF 1991), THE OLDER WORKERS BENEFIT PROTECTION ACT, THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND ANY DISCRIMINATION ON THE BASIS OF NATIONAL ORIGIN, SEX, RACE, AGE, HANDICAP, OR MARITAL STATUS, BREACH OF CONTRACT, BREACH OF ANY OTHER EMPLOYMENT AGREEMENT OR CONTRACT, PROMISSORY ESTOPPEL, HOSTILE WORK ENVIRONMENT, WRONGFUL DISCHARGE, SEXUAL HARASSMENT, BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING, HARASSMENT AND OR DISCRIMINATION OF ANY TYPE, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, WRONGFUL TERMINATION, FRAUD, MISREPRESENTATION, DEFAMATION, INTERFERENCE WITH PROSPECIVE ECONOMIC ADVANTAGE, FAILURE TO PAY WAGES OR OTHER MONIES OWED. ADDITIONALLY, CRAIG HEREBY RELEASES AND WAIVES ANY CLAIM FOR INDEMNIFICATION AGAINST KITTY HAWK OF ANY DAMAGES AWARDED TO M. TOM CHRISTOPHER IN A FINAL, NON-APPEALABLE JUDGEMENT ARISING OUT OF THAT CERTAIN ADVERSARIAL PROCEEDING NO. 0204164, STYLED M. TOM CHRISTOPHER
          V. JAMES R. CRAIG, PENDING IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION, IN KITTY HAWK'S CHAPTER 11


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          PROCEEDING BEING JOINTLY ADMINISTERED UNDER CASE NO. 400-42141-BJH-11.

     B. KITTY HAWK HEREBY RELEASES CRAIG OF ALL CLAIMS, KNOWN OR UNKNOWN, BASED UPON ACTIONS, INACTIONS OR BREACHES THROUGH NOVEMBER 4, 2002, AGAINST CRAIG IN CONNECTION WITH HIS OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THIS HIS EMPLOYMENT BY KITTY HAWK, EXCEPT SUCH RELEASE SHALL NOT APPLY TO CLAIMS THAT ARE THE RESULT OF CRAIG'S WILLFUL MISCONDUCT, INCLUDING BUT NOT LIMITED TO UNDISCOVERED INTENTIONAL BREACHES OF PROHIBITIONS AGAINST THE DISCLOSURE OF THE CONFIDENTIAL INFORMATION OF KITTY HAWK OR EITHER OF ITS AFFILIATES, OR A COMMITMENT MADE TO BIND KITTY HAWK OR EITHER OF ITS AFFILIATES WITHOUT APPARENT OR REAL AUTHORITY. NOTHING HEREIN SHALL BE DEEMED A MODIFICATION OF THE INDEMNICATION PROVISIONS OF KITTY HAWK'S CERTIFICATE OF INCORPORATION, AND IF A CONFLICT ARISES BETWEEN THIS AGREEMENT AND THE CERTIFICATE OF INCORPORATION, THE CERTIFICATE OF INCORPORATION SHALL GOVERN.

5.0  GENERAL PROVISIONS

     5.1 Entire Agreement and Amendments. This agreement is the entire agreement between Kitty Hawk and Craig with respect to the subject matter set forth in this agreement and it merges and supersedes all former agreements, promises or representations, whether oral or written, express or implied, that relate to Craig's employment with Kitty Hawk, except that it is not intended to modify any obligation of M. Tom Christopher to Craig under or with respect to any such agreement. To amend this agreement, Kitty Hawk and Craig must sign a written amendment that identifies by paragraph number the provision that it purports to amend. No noncomplying course of dealing or waiver shall be construed to amend this agreement.

     5.2 Construction. This agreement has been executed and delivered in Texas, whose substantive law (excluding conflict of laws rules that might apply the substantive law of another jurisdiction) shall govern its effect and construction, except that Delaware corporate law shall govern the internal affairs of Kitty Hawk and other corporate matters where applicable. No rule of construction resolving ambiguity against a drafting party shall apply. This agreement binds and benefits the parties and their respective heirs, personal representatives, successors and assigns. Craig agrees that his obligations under this agreement to protect Kitty Hawk's proprietary information are in addition to Craig's


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implied obligations under Texas law, and that all of those obligations may be enforced by equitable remedies, such as injunction, as well as by damages resulting from their breach. If any provision of this agreement is invalid or unenforceable, the remaining provisions shall nevertheless be enforceable.

     5.3 Notices. All notices hereunder must be in writing. Notices may be given by mail, fax or other delivery to a party at its notice address, which is that party's address in P. 1.0 unless that party has designated another notice address by notice hereunder. A notice given by Federal Express or U.S. Express Mail, fee prepaid, return receipt requested, addressed to the intended recipient at its notice address, will be deemed given three business days after deposit with Federal Express or the U.S. Postal Service. Any notice given by other means will be effective only when received by the addressee.

     5.4 Breach, Notice and Time to Cure. In the event that either party breaches this agreement, the non-breaching party shall give the breaching party written notice of such breach and the breaching party shall have the opportunity for five (5) business days from the date of receipt of such notice to cure the breach.

     5.5 Binding Agreement to Arbitrate Disputes. Any controversy or claim arising out of or relating to this agreement, performance under it, or the arbitrability of any claim between the parties, must be settled exclusively by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"); except that (i) P. 5.2 must govern applicable law and construction, (ii) no arbitration demand or action upon a claim arising out of or relating to this agreement or its performance may be commenced more than two years after the cause of action accrues, (iii) the locale of any arbitration must be Dallas, Texas, (iv) the arbitration shall be conducted by a single arbitrator, (v) the language of the arbitration must be English, (vi) any award must state the arbitrator's material findings of fact and conclusions of law,
(vii) a party may seek preliminary injunctive or other equitable relief from any court of competent jurisdiction only to preserve the status quo pending selection of the arbitrator, (viii) the arbitrator may by interim or final award grant declarative and injunctive and other equitable relief; and (ix) a prevailing party in litigation to require arbitration or to obtain preliminary relief pending selection of an arbitrator, in arbitration, or in litigation to confirm or enforce an arbitration award will be entitled to recover its reasonable attorneys' fees and costs. Any suit to require arbitration under this agreement, or to enforce judgment upon an arbitration award, may be brought in any court of competent jurisdiction.

                                    /S/ JAMES R. CRAIG
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                                    JAMES R. CRAIG


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                                     KITTY HAWK, INC.

                                     By: /S/ ROBERT W. ZOLLER, JR.
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                                         Robert W. Zoller, Jr.,
                                         President and Chief Executive Officer


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